SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 8, 1998


                           SPECIAL METALS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    000-22029                  25-1445468
         --------                    ---------                  ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


                           4317 Middlesettlement Road
                          New Hartford, New York 13413
                    ----------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (315) 798-2900

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Item 5.  Other Events

         On July 8, 1998, Special Metals Corporation, a Delaware corporation ("SMC"), announced that it had entered into a definitive agreement (the "Purchase Agreement") with Inco Limited, a corporation continued under the laws of Canada ("Inco"), and certain of its subsidiaries, to acquire the Inco Alloys International nickel alloys business unit (the "Acquisition") for a cash purchase price of $408 million. The Acquisition, which is subject to certain closing conditions and regulatory approvals, including antitrust clearance, is expected to close in the third quarter of 1998.

         SMC also announced that it concurrently entered into a definitive agreement (the "Investment Agreement") with Titanium Metals Corporation, a Delaware corporation ("TIMET"), pursuant to which a subsidiary of TIMET would purchase from SMC (the "Investment") $125 million aggregate liquidation value of 6- 5/8% Series A Senior Convertible Preferred Stock (the "Series A Preferred Stock"). The Series A Preferred Stock will, subject to the favorable vote (the "Conversion Vote") of a majority of the holders of the common stock of SMC ("Common Stock"), be convertible into shares of Common Stock at a conversion price equal to 125% of the average closing price of Common Stock over the 40 consecutive trading day period ending 20 days following the announcement of the transaction. The Series A Preferred Stock is subject to mandatory redemption in 2006. The Investment would occur concurrently with, and is conditioned upon, the closing of the Acquisition.

         In connection with the Investment, SMC and TIMET also announced that they signed an agreement in principle to form a strategic alliance to pursue certain manufacturing and joint development and marketing arrangements.

         SMC's three principal stockholders, which collectively own a majority of the outstanding Common Stock, will agree to vote their shares in favor of the Conversion Vote and in favor of the two designees TIMET will be entitled to nominate for election to SMC's Board of Directors.

         A copy of the press release announcing the Acquisition and the Investment is attached hereto as Exhibit 99.1 and is incorporated by reference.

         The press release filed as an exhibit to this report includes "safe harbor" language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about SMC's business contained in the press release are matters that are not historical facts and that are "forward-looking" that involve risks and uncertainties, including, but not limited to, satisfaction of conditions to closing, the cyclicality of the aerospace industry, future global economic conditions, global productive capacity, competitive products and other risks and uncertainties detailed in SMC's Securities and Exchange Commission filings.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


         (c)  The following are exhibits to this Report:

              Exhibit 2.1 Stock Purchase Agreement, dated as of July 8, 1998 between Special Metals Corporation and Inco Limited, Inco United States, Inc., Inco Europe Limited and Inco S.A.

              Exhibit 99.1   Press Release dated July 8, 1998 of
                             Special Metals Corporation

              Exhibit 99.2 Exhibit 99.2 Investment Agreement, datd July 8, 1998 among Special Metals Corporation,
                             Titanium Metals Corporation and TIMET Finance Management Company

              Exhibit 99.3 Agreement in Principle, dated July 8, 1998, between Special Metals Corporation and Titanium Metals Corporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SPECIAL METALS CORPORATION


                                By: /s/ Donald R. Muzyka
                                    --------------------
                                    Name:  Donald R. Muzyka
                                    Title: President and Chief Executive Officer

Dated: July 10, 1998

                                  EXHIBIT INDEX

                           SPECIAL METALS CORPORATION

                           Current Report on Form 8-K
                               Dated July 8, 1998


              Exhibit No.                 Description
              -----------                 -----------

              Exhibit 2.1 Stock Purchase Agreement, dated as of July 8, 1998 between Special Metals Corporation and Inco Limited, Inco United States, Inc., Inco Europe Limited and Inco S.A.

              Exhibit 99.1   Press Release dated July 8, 1998 of
                             Special Metals Corporation

              Exhibit 99.2 Exhibit 99.2 Investment Agreement, datd July 8, 1998 among Special Metals Corporation,
                             Titanium Metals Corporation and TIMET Finance Management Company

              Exhibit 99.3 Agreement in Principle, dated July 8, 1998, between Special Metals Corporation and Titanium Metals Corporation